UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities and Exchange Act of 1934

Date of Report: September 20, 2002

Date of earliest event reported: September 20, 2002

Commission File No. 0-10587

FULTON FINANCIAL CORPORATION
(Exact Name of Registrant as specified in its charter)

Pennsylvania	23-2195389
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

One Penn Square, P.O. Box 4887, Lancaster, PA	17604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 291-2411

Item 7.    Financial Statement and Exhibits

Exhibit

99.1	Investor Presentation

Item 9.    Regulation FD Disclosure

Pursuant to Regulation FD, information is being attached as an Exhibit to this Current Report with respect to a presentation made by Rufus A. Fulton, Jr., President and Chief Executive Officer of Fulton Financial Corporation, and Charles J. Nugent, Senior Executive Vice President and Chief Financial Officer of Fulton Financial Corporation (“Fulton”) at an analyst presentation. This presentation provides an overview of Fulton’s strategy and performance.

The presentation may contain forward-looking statements about Fulton’s growth and acquisition strategies, new products and services, and future financial performance, including earnings and dividends per share, return on average assets, return on average equity, efficiency ratio and capital ratio. Forward-looking statements are encouraged by the Private Securities Litigation Reform Act of 1995. Such forward-looking information is based upon certain underlying assumptions, risks and uncertainties. Because of the possibility of change in the underlying assumptions, actual results could differ materially from these forward looking statements. Risks and uncertainties that may affect future results include: pricing pressures on loans and deposits, actions of bank and non-bank competitors, changes in local and national economic conditions, changes in regulatory requirements, actions of the Federal Reserve Board, Fulton’s success in merger and acquisition integration, and customer acceptance of the Corporation’s products and services. Fulton undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Fulton Financial Corporation has caused this Report to be signed on its behalf by the undersigned hereunto fully authorized.

FULTON FINANCIAL CORPORATION

By:	/s/ CHARLES J. NUGENT
Charles J. Nugent Senior Executive Vice President and Chief Financial Officer

Date: September 19, 2002